UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

NYDIG Settlement

As previously disclosed, on December 29, 2022, NYDIG ABL LLC (“NYDIG”) filed a complaint against (i) Soluna MC Borrowing LLC 2021-1, a Delaware limited liability company (“Borrower”) and indirect wholly-owned subsidiary of Soluna Holdings, Inc., a Nevada corporation (the “Company”), and Soluna MC LLC, a Nevada limited liability company and indirect wholly-owned subsidiary of the Company (“Guarantor”, and together with Borrower, the “Soluna Parties”) in Marshall Circuit Court of the Commonwealth of Kentucky (the “Court”) regarding a series of loans (the “NYDIG Loans”) made by NYDIG to Borrower pursuant to a Master Equipment Finance Agreement, dated December 30, 2021, that were secured by certain assets of Borrower and guaranteed by Guarantor pursuant to a written guaranty agreement. The Soluna Parties and NYDIG entered into a Stipulation and Agreed Judgment which was approved by the Court on February 23, 2024, whereby judgment was granted to NYDIG on the counts in the complaint and the Soluna Parties became jointly and severally liable for an aggregate amount of $9,182,646.13 plus interest (the “Agreed Judgment Amount”).

On September 29, 2025, the Soluna Parties and NYDIG entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Soluna Parties and NYDIG agreed to fully settle and resolve the Agreed Judgment Amount and all other matters relating to the NYDIG Loans in exchange for the Soluna Parties’ agreement to make certain settlement payments to NYDIG in accordance with the Settlement Agreement. In exchange for such settlement payments, NYDIG, on behalf of itself and its related parties, and its and their respective predecessors, successors, heirs and assigns, agreed to release the Soluna Parties and their affiliates from any and all claims, demands, actions, causes of action, liabilities, damages, costs, and expenses, whether known or unknown, arising out of or relating to the Agreed Judgment Amount and the NYDIG Loans (other than obligations under the Settlement Agreement). If the Soluna Parties fail to make any agreed-upon settlement payments, or certain other defaults occur, the Agreed Judgment Amount shall be revived, reinstated, and restored.

Canaan 20 MW Press Release

On September 30, 2025, the Company issued a press release announcing that it had entered into a strategic hosting agreement to deploy 20 megawatts (MW) of Avalon® A15 XP Bitcoin miners at the Company’s Project Dorothy in Briscoe County, Texas. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of Form 8-K and in Exhibit 99.1 attached hereto will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933 or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated September 30, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: September 30, 2025	By:	/s/ David C. Michaels
David C. Michaels
Chief Financial Officer
(principal financial officer)